Exhibit 23.1


                          Form 10-KSB December 31, 2004
                         Consent of Experts and Counsel

                      Consent of Causey Demgen & Moore Inc.



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS



     We have issued our report dated April 1, 2004 relating to the financial statements of Arete Industries, Inc., for the year ended December 31, 2003, which appears in the annual report on Form 10-KSB for years ended December 31, 2003 and 2004. We consent to the incorporation by reference in this Report on Form 10-KSB for the fiscal year ended December 31, 2004, and consent to it being incorporated by reference into two certain '33 Act Registration Statements filed by Arete Industries, Inc. on Form S-8 filed on May 5, 2004, and January 6, 2005, of the aforementioned report.


Date:  April 15, 2005         By:  /s/ Causey Demgen & Moore Inc.
                                   ------------------------------
                                    Causey Demgen & Moore Inc.
                                    1801 California Street
                                    Denver, Colorado 80202